Form N-SAR

Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
2-34393, 811-1879

Form of Janus Investment Fund Investment Advisory Agreement - Janus Forty Fund is incorporated herein by reference to Exhibit (d)(146) to Post-Effective Amendment No. 126 to Janus Investment Fund registration statement on Form N-1A, filed on July 2, 2009; accession number 0000950123-09-019724 (File No. 2-34393).

Form of Janus Investment Fund Investment Advisory Agreement - Janus Global Real Estate Fund is incorporated herein by reference to Exhibit (d)(147) to Post-Effective Amendment No. 126 to Janus Investment Fund registration statement on Form N-1A, filed on July 2, 2009; accession number 0000950123-09-019724 (File No. 2-34393).

Form of Janus Investment Fund Investment Advisory Agreement - Janus International Equity Fund is incorporated herein by reference to Exhibit
(d)(148) to Post-Effective Amendment No. 126 to Janus Investment Fund registration statement on Form N-1A, filed on July 2, 2009; accession number 0000950123-09-019724 (File No. 2-34393).

Form of Janus Investment Fund Investment Advisory Agreement - Janus International Forty Fund is incorporated herein by reference to Exhibit (d)(149) to Post-Effective Amendment No. 126 to Janus Investment Fund registration statement on Form N-1A, filed on July 2, 2009; accession number 0000950123-09-019724 (File No. 2-34393).

Form of Janus Investment Fund Investment Advisory Agreement - Janus Long/Short Fund is incorporated herein by reference to Exhibit (d)(150) to Post-Effective Amendment No. 126 to Janus Investment Fund registration statement on Form N-1A, filed on July 2, 2009; accession number 0000950123-09-019724 (File No. 2-34393).